Exhibit 32

SECTION 1350 STATEMENT:

We, Jeffrey P. Krasnoff and Shelly Rubin, certify that the report of LNR Property Corporation on Form 10-Q for the quarter ended August 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)) and that the information contained in the Form 10-Q for the quarter ended August 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the issuer at and for the periods indicated.

October 14, 2003	/s/ Jeffrey P. Krasnoff
Jeffrey P. Krasnoff President and Chief Executive Officer (Principal Executive Officer)

/s/ Shelly Rubin
Shelly Rubin Vice President and Chief Financial Officer (Principal Financial Officer)